Exhibit 99.1

Jazz Pharmaceuticals Announces First Quarter 2011 Financial Results

— Net product sales of $50 million, up 46 percent over first quarter 2010 —

— Adjusted EPS increased to $0.59; GAAP EPS increased to $0.48 —

— Company increases 2011 sales and earnings guidance —

PALO ALTO, Calif., May 3, 2011 /PRNewswire-FirstCall/ — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) today announced financial results for the first quarter of 2011.

Total revenues for the quarter ended March 31, 2011 were $50.9 million, compared to $35.2 million for the first quarter of 2010. Total revenues included net product sales, royalties and contract revenues.

GAAP net income for the first quarter of 2011 was $21.8 million, or $0.48 per diluted share, compared to $1.5 million, or $0.04 per diluted share, for the first quarter of 2010. Adjusted net income for the first quarter of 2011 was $26.8 million, or $0.59 per diluted share, compared to $6.1 million, or $0.18 per diluted share, for the first quarter of 2010. A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

Net sales of Xyrem® (sodium oxybate) oral solution increased 49 percent to $42.8 million for the first quarter of 2011, compared to net sales of $28.7 million for the first quarter of 2010. Net sales of once-daily Luvox CR® (fluvoxamine maleate) were $7.1 million for the first quarter of 2011, compared to $5.5 million for the prior year period, an increase of 29 percent.

“Our first quarter results reflect strong sales momentum for Xyrem,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We are committed to helping patients suffering from narcolepsy.”

Selling, general and administrative expenses for the first quarter of 2011 were $19.9 million, compared to $16.8 million for the first quarter of 2010, primarily due to higher headcount related expenses, including stock based compensation, and legal and information technology expenses. Research and development expenses for the first quarter of 2011 were $3.7 million, compared to $6.2 million for the first quarter of 2010, reflecting lower product development spending.

Interest expense for the first quarter of 2011 was $0.8 million, compared to $5.8 million for the prior year period. As of March 31, 2011, cash and cash equivalents were $65.1 million, an increase of 45 percent from $44.8 million at December 31, 2010.

Pipeline Developments

Jazz Pharmaceuticals is also providing an update on its JZP-6 and JZP-8 development programs:

•

The company has decided that it will not proceed with the additional clinical studies to support the development of JZP-6 (sodium oxybate) in fibromyalgia requested by the Food and Drug Administration (FDA) in its October 2010 complete response letter. This decision follows an internal analysis of the cost, development time and likelihood of regulatory success associated with further clinical development.

•	Given the estimated costs, development timeline and competitive environment for JZP-8 (intranasal clonazepam), the company is reevaluating whether or how to proceed with additional development.

2011 Financial Guidance

Jazz Pharmaceuticals is providing updated full year 2011 financial guidance as follows:

• Total product sales	$ 237 - 250 million

• Xyrem	$205 – 215 million

• Luvox CR	$ 32 – 35 million

• Gross margin	greater than 90%

• R&D and SG&A combined expenses	$105 – 110 million

• GAAP net income per diluted share	$2.50 – 2.66

• Adjusted net income per diluted share*	$2.95 – 3.10

*	A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 1:30 p.m. PT/4:30 p.m. ET to provide a business update and discuss 2011 first quarter results and updated 2011 financial guidance. The live webcast may be accessed from the Investors section of the company’s website at www.JazzPharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 866-510-0712 in the U.S., or 617-597-5380 outside the U.S., and entering passcode 13279408.

An archived version of the webcast will be available for at least one week on the investors section of the Jazz Pharmaceuticals’ website at www.JazzPharmaceuticals.com.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet medical needs in neurology and psychiatry. For further information see www.JazzPharmaceuticals.com.

Non-GAAP Financial Measures

To supplement our financial results and financial guidance presented on a GAAP basis, we use the non-GAAP measures adjusted net income and adjusted net income per diluted share. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of these non-GAAP measures enhances the ability of investors to compare our results from period to period. Investors should note that adjusted net income and adjusted net income per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by our competitors and other companies. Adjusted net income and adjusted net income per diluted share exclude from the comparable GAAP measures: revenue related to upfront and milestone payments, amortization of intangible assets, stock-based compensation, and non-cash interest expense associated with a debt discount and debt issuance costs.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ commercial success, financial performance, growth potential and future financial performance, including 2011 financial guidance, and statements related to future product development. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: Jazz Pharmaceuticals’ dependence on sales of Xyrem and its ability to increase sales of its Xyrem and Luvox CR products; competition, including potential generic competition; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers; the ability of Jazz Pharmaceuticals to protect its intellectual property and defend its patents; regulatory risks; Jazz Pharmaceuticals’ cash flow and the sufficiency of its cash resources; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including in its annual report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 8, 2011. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

# # #

Contact

Ami Knoefler

Executive Director

Investor Relations & Corporate Communications

Jazz Pharmaceuticals

Ami.knoefler@jazzpharma.com

650-496-2947

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Product sales, net	$49,903	$34,283
Royalties, net	693	605
Contract revenues	285	285

Total revenues	50,881	35,173
Operating expenses:
Cost of product sales	2,809	2,882
Selling, general and administrative	19,911	16,790
Research and development	3,695	6,215
Intangible asset amortization	1,862	2,057

Total operating expenses	28,277	27,944

Income from operations	22,604	7,229
Interest income	1	2
Interest expense	(777)	(5,767)
Other expense	(1)	—

Net income	$21,827	$1,464

Net income per share:
Basic	$0.54	$0.05

Diluted	$0.48	$0.04

Weighted-average common shares used in computing net income per share:
Basic	40,362	31,412

Diluted	45,697	34,926

JAZZ PHARMACEUTICALS, INC.

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Xyrem	$42,778	$28,745
Luvox CR	7,125	5,538

Total	$49,903	$34,283

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$65,061	$44,794
Restricted cash	400	400
Accounts receivable, net of allowances	21,383	22,081
Inventories	5,017	5,046
Prepaid expenses	2,577	1,858
Other current assets	402	279

Total current assets	94,840	74,458
Property and equipment, net	652	690
Intangible assets, net	20,171	22,033
Goodwill	38,213	38,213
Other long-term assets	302	335

Total assets	$154,178	$135,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$4,000	$7,350
Accounts payable	3,648	3,049
Accrued liabilities	23,274	23,572
Current portion of long-term debt	16,131	16,064
Purchased product rights liability	4,625	4,500
Liability under government settlement	8,202	4,128
Deferred revenue	1,561	1,273

Total current liabilities	61,441	59,936
Deferred rent	77	82
Deferred revenue, non-current	8,768	9,053
Purchased product rights liability, non-current	3,250	4,500
Liability under government settlement, non-current	—	6,978
Long-term debt, less current portion	20,569	24,629
Total stockholders’ equity	60,073	30,551

Total liabilities and stockholders’ equity	$154,178	$135,729

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
GAAP net income	$21,827	$1,464
Add:
Intangible asset amortization	1,862	2,057
Stock-based compensation expense	3,148	1,832
Non-cash interest expense	206	1,050
Deduct:
Contract revenues	(285)	(285)

Adjusted net income	$26,758	$6,118

GAAP net income per diluted share	$0.48	$0.04

Adjusted net income per diluted share	$0.59	$0.18

Shares used in computing GAAP and adjusted net income per diluted share amounts	45,697	34,926

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP 2011 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP net income	$115-125
Add:
Intangible asset amortization	7
Stock-based compensation expense	14
Non-cash interest expense	1
Deduct:
Contract revenues	(1)

Adjusted net income	$136-146

GAAP net income per diluted share	$2.50-2.66

Adjusted net income per diluted share	$2.95-3.10

Shares used in computing GAAP and adjusted net income per diluted share amounts	46-47